                                                                        Ex. 4.2

                           CERTIFICATE OF DESIGNATION
                                       OF
                              SERIES B-1 CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                                 LABONE, INC.

                       (Pursuant to Section 351.180 of the
                General and Business Corporation Law of Missouri)

                   -------------------------------------------

     LabOne, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under the General and Business Corporation Law of
Missouri (the "GBCL"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article III of the Articles of
Incorporation of the Corporation, the following resolution was duly adopted at a meeting of the Board of Directors of the Corporation duly called and held on
August 24, 2001 and August 29, 2001:

     "RESOLVED, that pursuant to authority vested in the Board of Directors of the Corporation by Article III of the Articles of Incorporation of the
Corporation, there is hereby created a series of Preferred Stock designated as
"Series B-1 Cumulative Convertible Preferred Stock" (the "Series B-1 Preferred
Stock"), consisting of Forty Five Thousand (45,000) shares of the authorized but unissued shares of preferred stock, $.01 par value per share, of the
Corporation;

     FURTHER RESOLVED, that the Series B-1 Preferred Stock shall have the powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in Appendix B-1 attached hereto."

     IN WITNESS WHEREOF, this Certificate of Designation has been executed by the Corporation by its President and attested by its Secretary this 29 day of
August 2001.

                               LABONE, INC.

                               /s/ W. Thomas Grant II
                               --------------------------------
                               W. Thomas Grant II
                               President

Attest:

/s/ Joseph C. Benage
-------------------------
Joseph C. Benage
Secretary

STATE OF MISSOURI  )
                     ss:
COUNTY OF JACKSON  )

     I, Cheryl Duren, a Notary Public, do hereby certify that on the
29th day of August 2001, personally appeared before me W. Thomas Grant II who being by me first duly sworn, declared that he is the President of LabOne, Inc., that he signed the foregoing document of the Corporation, and that the statements therein contained are true.

                          /s/ Cheryl Duren
                          ----------------------------------------
                          Notary Public

                          My commission expires: August 14, 2002
                                                 -----------------

                                  APPENDIX B-1

                        POWERS, RIGHTS AND PREFERENCES OF
                              SERIES B-1 CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                                  LABONE, INC.

     1. Rank. The Series B-1 Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank (i) pari passu with (A) the Corporation's Series B-2 Cumulative Convertible Preferred
Stock (the "Series B-2 Preferred Stock") and (B) to the extent when these shares are authorized and issued by the Board of Directors of the Corporation and the related certificates of designation for such series are filed with the Office of the Secretary of State of the State of Missouri, the Corporation's Series C-1
Cumulative Convertible Preferred Stock (the "Series C-1 Preferred Stock") and
Series C-2 Cumulative Convertible Preferred Stock (the "Series C-2 Preferred
Stock"; together with the Series B-1 Preferred Stock, the Series B-2 Preferred
Stock, and the Series C-1 Preferred Stock, the "Preferred Stock") and (ii)
senior to all classes of the Corporation's common stock, par value $.01 per share ("Common Stock"), and to each other class of capital stock of the
Corporation now or hereafter established (collectively, the "Junior
Securities"). The definition of Junior Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities.

     2. Dividends.

     (a) Each holder of record of Series B-1 Preferred Stock shall be entitled to receive cumulative dividends in an amount per share equal to eight percent
(8%) per annum on the Accrued Value. Such dividends shall accrue from and after the date of issue (except that dividends on any amounts added to the Accrued
Value shall accrue only from the date such amounts are added to the Accrued
Value) and shall be added to the Accrued Value semi-annually, whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends, on February 28th and August 31st of each year (each such date being a "Dividend Accrual Date" and each such semi-annual period being a "Dividend Period"), commencing with the first such date following the date of issue. Dividends for any period shorter than a Dividend Period shall be computed on the basis of the actual number of days elapsed over twelve 30-day months and a 360-day year. Notwithstanding the foregoing, the Put/Call Date shall be treated as a Dividend Accrual Date, and after the Put/Call Date, accrued dividends shall be payable in the form of cash on each succeeding
Dividend Accrual Date, out of funds legally available for the payment of dividends. If any dividends accrued after the Put/Call Date are not paid in cash on any Dividend Accrual Date occurring after the Put/Call Date, the unpaid amount thereof shall be added to the Accrued Value on each such Dividend Accrual
Date for purposes of calculating succeeding periods' dividends.

     (b) In case the Corporation shall make any dividend or distribution to holders of Common Stock, whether payable in cash, securities or other property
(other than dividends or

distributions payable solely in Common Stock), the holder of each share of
Series B-1 Preferred Stock on the record date for such dividend or distribution shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Common Stock into which such share of Series B-1 Preferred
Stock is convertible on such record date (without regard to any Conversion Cap then in effect).

     (c) So long as any shares of Series B-1 Preferred Stock are outstanding, no
Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities) or any cash dividend made on any Junior Security other than (i) a dividend on the
Corporation's Common Stock as determined and declared by the Board of Directors in which the holders of the Series B-1 Preferred Stock participate in accordance with subparagraph (b) above or (ii) repurchases of shares from employees of the
Corporation and its subsidiaries upon termination of the holder's employment.

     (d) The date on which the Corporation initially issues any particular share of Series B-1 Preferred Stock shall be deemed to be its "date of issue" for purposes hereof regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such share. The date on which the Corporation initially issues the first share of Series B-1 Preferred
Stock shall be referred to as the "Original Date of Issue".

     3. Liquidation Preference.

     (a) In the event of any liquidation, dissolution or winding up of the
Corporation, whether voluntary or involuntary (each a "Liquidation Event"), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior
Securities, the holder of each share of Series B-1 Preferred Stock shall be entitled to receive an amount per share equal to the Liquidation Value of such share on the date of distribution, and such holders shall not be entitled to any further payment. If, upon any Liquidation Event, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Preferred Stock shall be insufficient to pay in full the preferential amount due on such shares, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock if all amounts payable thereon were paid in full. Solely for the purposes of this paragraph 3, a Change of Control shall not be deemed to be a Liquidation Event.

     (b) After payment shall have been made in full to the holders of the
Preferred Stock, as provided in this paragraph 3, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed to holders of capital stock of the
Corporation, and the holders of the Preferred Stock shall not be entitled to share therein.

     4. Conversion.

     (a) (i) Subject to the provisions of this paragraph 4, each holder of shares of Series B-1 Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert its outstanding shares of
Series B-1 Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. Subject to subparagraph 4(a)(ii) below, the number of shares of Common Stock deliverable upon conversion of one share of
Series B-1 Preferred Stock shall be equal to (i) the Accrued Value of such share on the date of conversion (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date), divided by (ii) the
Conversion Price on such date. No notice delivered by the Corporation pursuant to paragraph 5 or 6 will limit in any way any holder's rights to convert pursuant to this paragraph 4(a). In order to exercise the conversion privilege set forth in paragraph 4(a), the holder of the shares of Series B-1 Preferred
Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Each conversion pursuant to paragraph 4(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B-1 Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. Effective upon such conversion, the shares of Series B-1 Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 4.

          (ii) Unless Shareholder Approval is obtained, in no event shall any conversion, series of conversions, or exchange (pursuant to paragraph 4, 5, or 6 or otherwise), of the Series B-1 Preferred Stock (together with the number of shares of Common Stock then issued or issuable upon exercise of the Initial
Warrants (as defined in the Purchase Agreement) and the Additional Warrants (as
defined in the Purchase Agreement), if any) result in the issuance, in the aggregate, of a number of shares of Common Stock in excess of 19.9% of the shares of Common Stock outstanding immediately prior to the issuance of the
Series B-1 Preferred Stock on the Original Date of Issue (subject to proportional adjustment for any stock split, stock dividend, recapitalization, reverse stock split or other similar event with respect to the Common Stock)
(the resulting number, the "Conversion Cap Number" and the resulting limitation the "Conversion Cap"). Any portion of the Accrued Value that at any time may not be converted into or exchanged for Common Stock as a result of the Conversion
Cap (whether in connection with a conversion or exchange or otherwise) shall,
(x) at the option of the holder, be immediately paid in cash by the Corporation or immediately converted into shares of Series B-2 Preferred Stock and (y)
following such payment or conversion be deducted from the Accrued Value. If
Shareholder Approval is obtained, this subparagraph 4(a)(ii) shall be of no further force or effect.

     (b) (i) Unless the shares issuable on conversion pursuant to this paragraph
4 are to be issued in the same name as the name in which such shares of Series
B-1 Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of

transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

          (ii) As promptly as possible, but in any event within 5 business days after the surrender by the holder of the certificates for shares of Series B-1
Preferred Stock with a written notice of election to convert as aforesaid, the
Corporation shall issue and shall deliver to such holder, or on the holder's written order (upon compliance with subparagraph (b)(i) hereof and federal and state securities laws applicable thereto which require the holder to take any action) to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 4.

          (iii) All shares of Common Stock delivered upon conversion of the
Series B-1 Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges (other than caused by the holder) and not subject to any preemptive rights.

     (c) (i) Upon receipt by the Corporation of the shares of Series B-1
Preferred Stock to be converted and a notice of election to convert pursuant to paragraph 4(a) above, the right of the Corporation to purchase such shares of
Series B-1 Preferred Stock shall terminate, regardless of whether a Put/Call
Corporation Notice has been mailed pursuant to paragraph 6.

          (ii) From and after the effectiveness of conversion of Series B-1
Preferred Stock into Common Stock pursuant to paragraph 4(a) above, in lieu of dividends on such Series B-1 Preferred Stock pursuant to paragraph 2, such
Series B-1 Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock.

     (d) (i) The Corporation shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of
Common Stock as shall be required for the purpose of effecting conversion of the
Series B-1 Preferred Stock.

          (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series B-1 Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

     (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of
Common Stock on conversion of the Series B-1 Preferred Stock pursuant hereto;
provided, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B-1
Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the
Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (f) Conversion Price.

          (i) In order to prevent dilution of the conversion rights granted under this paragraph 4, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph (f).

          (ii) If and whenever on or after the Original Date of Issue the
Corporation issues or sells, or in accordance with paragraph (g) is deemed to have issued or sold, any shares of its Common Stock without consideration or at a price per share less than the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then in each such case, the
Conversion Price, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by the following fraction:

                                      P + N
                                   -----------
                                      P + F

     where

     P = the number of shares of Common Stock outstanding immediately prior to such issuance or sale, assuming the exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock at any time on or after the date of such calculation (without regard to any Conversion Cap then in effect)

     N = the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued or sold would purchase at the
Conversion Price in effect immediately prior to such issuance or sale

     F = the number of additional shares of Common Stock so issued or sold.

          (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price under this paragraph 4 as a result of (A) any issue or sale
(or deemed issue or sale under paragraph (g)(i) below) of Common Stock to employees, consultants, contractors, officers and directors of the Corporation pursuant to (or upon exercise of Options issued pursuant to) compensation plans or arrangements approved by the Corporation's Board of Directors so long as the per share consideration determined in good faith by the Board of Directors to have been received for such shares or the exercise price of any such Options is not less than the fair market value (as determined in accordance with the applicable compensation plan or arrangement) of a share of Common Stock on the date such shares or Options are issued, (B) any issuance of shares of Common
Stock upon conversion of any Preferred Stock, (C) the issuance of any rights
("Rights") under the Corporation's Rights Agreement dated as of February 11,
2000, as amended (the "Rights Plan"), (D) with respect to any holder of Series
B-1 Preferred Stock, the issuance of securities as contemplated by the Rights
Plan as a result of such holder becoming an

Acquiring Person within the meaning of the Rights Plan, (E) any issuance or exercise of warrants or other rights issued to banks or institutional lenders in connection with debt financings, equipment financings or similar transactions or to strategic partners in primarily non-financing transactions, in all such cases as approved by the Board of Directors of the Corporation so long as the aggregate number of such shares of Common Stock does not exceed 400,000 (as adjusted for any stock splits, stock dividends, reverse stock splits, share consolidations or other similar transactions) in the aggregate, or (F) the issuance of Common Stock upon the exercise of Options outstanding on the
Original Date of Issue.

     (g) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph (f), the following shall be applicable:

          (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such
Options, plus in the case of such Options which relate to Convertible
Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible
Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such
Convertible Securities.

          (ii) Issuance of Convertible Securities. If the Corporation in any
manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable"
shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible
Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B)
the total maximum number of shares of Common Stock issuable upon the conversion
or

exchange of all such Convertible Securities. No further adjustment of the
Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph (g), no further adjustment of the Conversion
Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Conversion Rate. Except for Options
granted in accordance with the provisions of paragraph (f)(iii) above or non-exerciseable rights issued in accordance with the Rights Plan, if the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the
Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of paragraph (g), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B-1 Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible
Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Conversion
Price hereunder to be increased.

          (iv) Treatment of Expired Options and Unexercised Convertible
Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise in full of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible
Security, to the extent outstanding and unexercised immediately prior to such expiration or termination, never been issued. For purposes of paragraph (g), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B-1 Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series B-1
Preferred Stock.

          (v) Calculation of Consideration Received. If any Common Stock, Option
or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible
Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the
Corporation shall be the Market Price thereof as of the date of receipt. If any
Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving Corporation, the amount of consideration

                                       10

therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common
Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the
Corporation and the holders of a majority of the outstanding Series B-1
Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series B-1 Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

          (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

          (vii) Record Date. If the Corporation takes a record of the holders of
Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities
or (b) to subscribe for or purchase Common Stock, Options or Convertible
Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the payment of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may
be.

     (h) Subdivision or Combination of Common Stock. If the Corporation at any
time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the
Conversion Price in effect immediately prior to such combination shall be proportionately increased, it being understood that in either such case, no further adjustment to the Conversion Price shall be made by virtue of any adjustments made to any other securities of the Corporation that were outstanding on the Original Date of Issue due to such subdivision or combination.

     (i) Reorganization, Reclassification, Consolidation, Merger or Sale. Any
recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any
Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B-1
Preferred Stock then outstanding) to insure that each of the holders of Series
B-1 Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B-

                                       11

1 Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B-1 Preferred Stock immediately prior to such Organic
Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B-1 Preferred Stock then outstanding) to insure that the provisions of paragraph 4 hereof shall thereafter be applicable to the Series
B-1 Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the
Corporation, an immediate adjustment of the Conversion Price pursuant to the provisions of this paragraph 4 to give effect to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Series B-1 Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series B-1 Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     (j) Certain Events. If any event occurs of the type contemplated by the provisions of paragraph 4 but not expressly provided for by such provisions
(including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the
Corporation's Board of Directors shall make an appropriate adjustment in the
Conversion Price so as to protect the rights of the holders of Series B-1
Preferred Stock; provided, that no such adjustment shall increase the Conversion
Price as otherwise determined pursuant to paragraph 4 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B-1
Preferred Stock.

     (k) Notices.

          (i) Immediately upon any adjustment of the Conversion Price, the
Corporation shall give written notice thereof to all holders of Series B-1
Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Corporation shall give written notice to all holders of
Series B-1 Preferred Stock at least 20 days prior to the date on which the
Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Corporation shall also give written notice to the holders of
Series B-1 Preferred Stock at least 20 days prior to the date on which any
Organic Change shall take place.

     (l) Certain Mergers. In connection with any consolidation with or merger with or into, any person in a transaction where the Common Stock is converted into or exchanged for

                                       12

securities of such person or an affiliate of such person, the Corporation covenants that as a condition precedent to the consummation of any such consolidation or merger it shall provide the holders of the Series B-1 Preferred
Stock with a certificate, in form and substance satisfactory to the holders of a majority of the Series B-1 Preferred Stock signed by a duly authorized officer of the Corporation indicating that the person issuing such securities will be organized and existing under the laws of a jurisdiction which allows for the issuance of preference stock and that the Series B-1 Preferred Stock shall be converted into or exchanged for and shall become shares of such person having in respect of such person substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Series B-1 Preferred Stock had immediately prior to such transaction.

     (m) Conversion at the Option of the Corporation. If on any date after the third anniversary of the Original Date of Issue but before the Put/Call Date, the Daily Price has been at least $16.64 (as adjusted for any stock splits, stock dividends, reverse stock splits, share consolidations or other similar transactions) during any 30 trading days out of any consecutive 45 trading day period, the Corporation may elect, by written notice delivered to the Transfer
Agent (with a copy to each holder of Series B-1 Preferred Stock), no later than five business days after such date, to cause all outstanding shares of Series
B-1 Preferred Stock to be converted into fully paid and nonassessable shares of
Common Stock. Any such conversion shall be deemed to have been effected, without further action by any party, immediately prior to the close of business on the date such notice is received by the Transfer Agent; provided, however, that the
Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B-1 Preferred Stock are (or an affidavit of loss in form reasonably acceptable to the Corporation is) delivered to the Transfer Agent.
The number of shares of Common Stock deliverable upon conversion of one share of
Series B-1 Preferred Stock shall be equal to (i) the Accrued Value of such share on the date of conversion (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date), divided by (ii) the
Conversion Price on such date.

     5. Change of Control Offer.

     (a) Not less than 20 days prior to the consummation of any Consensual
Change of Control and promptly after the occurrence of any Non-Consensual Change of Control (the date of any such Change of Control being the "Change of Control
Date"), the Corporation shall commence (or cause to be commenced) an offer to purchase all outstanding shares of Series B-1 Preferred Stock pursuant to the terms described in subparagraph (e) below (the "Change of Control Offer") at a purchase price to be determined in accordance with subparagraph (b) below, and shall purchase (or cause the purchase of) any shares of Series B-1 Preferred
Stock tendered in response to the Change of Control Offer pursuant to the terms hereof; provided, that with respect to any Consensual Change of Control, the
Corporation may condition its offer to purchase on consummation of the
Consensual Change of Control.

     (b) At the option of the Corporation, the per share purchase price payable to each tendering holder shall be payable (A) in cash in an amount equal to the
Change of Control Amount or (B) in a number of shares of Acceptable Stock determined by dividing the Change of

                                       13

Control Amount by the Market Price per share of the Common Stock as of the
Change of Control Payment Date (which formula, if the Acceptable Stock is to be common stock of a corporation other than the Corporation, will determine a number of shares of Common Stock that will, in turn, be used to determine the number of shares of Acceptable Stock that the holder is entitled to receive based on the exchange ratio to be otherwise applied to Common Stock and such
Acceptable Stock in such Change of Control transaction); provided, that if the consideration is to be in the form of Acceptable Stock and the Market Price per share for such shares as of the Change of Control Date is below the Conversion
Price (taking into consideration the applicable exchange ratio, if Acceptable
Stock other than Common Stock is to be issued in such Change of Control transaction), then such per share purchase price shall be equal to a number of such shares equal to (1) the Accrued Value as of the Change of Control Payment
Date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date) divided by (2) the Market Price per share of such shares of Acceptable Stock as of the Change of Control Payment Date divided by (3) 0.95; provided, further, that, if the number of shares of Common Stock to be issued as Acceptable Stock would otherwise exceed the Conversation Cap
Number, the Conversion Cap shall apply to such issuance to the same extent that it would apply to a conversation of Series B-1 Preferred Stock and in lieu of any shares which may not be issued due to the application of the Conversion Cap, the Corporation shall pay the corresponding portion of the purchase price in cash, and each participating holder shall receive cash and shares ratably in accordance with the number of shares of Series B-1 Preferred Stock held by such holder.

     (c) Notwithstanding anything to the contrary contained in subparagraph (b)
above, the Corporation shall not have the option of paying the purchase price required by subparagraph (b) above in Acceptable Stock (and shall pay such amount in cash) if (i) the holders of the Series B-1 Preferred Stock would be required to recognize gain or loss for federal or state income tax purposes in connection with such transaction, (ii) the holders of the Common Stock would receive any consideration other than Acceptable Stock for their shares of Common
Stock in connection with such transaction, (iii) the average weekly trading volume of the class of stock to be received for the six month period preceding such Change of Control Date or market capitalization (excluding shares held by officers, directors and affiliates thereof) of the issuer of such Acceptable
Stock (with respect to such class of stock) is less than that of the Corporation for such six month period or as of such date, in each case, prior to giving effect to such Change of Control transaction.

     (d) If the Corporation elects to pay the Change of Control Amount in cash, prior to the mailing of the Change of Control Notice referred to in paragraph
(5)(e), the Corporation shall (A) promptly determine if the purchase of the
Series B-1 Preferred Stock for cash would violate or constitute a default under the indebtedness of the Corporation and (B) either shall repay to the extent necessary all such indebtedness that would prohibit the repurchase of the Series
B-1 Preferred Stock pursuant to a Change of Control Offer or obtain any requisite consents or approvals under instruments governing any indebtedness to permit the repurchase of the Series B-1 Preferred Stock for cash. The
Corporation shall first comply with this subparagraph (5)(d) before it shall repurchase for cash any Series B-1 Preferred Stock pursuant to this paragraph
(5).

     (e) Not less than 20 days prior to the consummation of any Consensual
Change of Control or within 20 days following the date on which any
Non-Consensual Change of Control

                                       14

has occurred, the Corporation shall send, by first-class mail, postage prepaid, a notice (a "Change of Control Notice") to each holder of Series B-1 Preferred
Stock. Such notice shall contain all instructions and materials necessary to enable such holders to tender Series B-1 Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

          (i) that a Change of Control has occurred or will occur, as applicable, that a Change of Control Offer is being made pursuant to this paragraph 5 and that, subject in the case of a Consensual Change of Control to the consummation of the Consensual Change of Control (if the Corporation has so
conditioned its Change of Control Offer), all Series B-1 Preferred Stock validly tendered and not withdrawn will be accepted for payment;

          (ii) the purchase price to be paid for shares tendered in such offer
(estimated as closely as possible in the case of a Consensual Change of
Control), the form of consideration to be paid for tendered shares, and the purchase date (which shall be the Change of Control Date in the case of a
Consensual Change of Control and a date no earlier than 30 days nor later than
60 days from the date such notice is mailed in the case of a Non-Consensual
Change of Control) (the "Change of Control Payment Date");

          (iii) that any shares of Series B-1 Preferred Stock not tendered will continue to accrue dividends;

          (iv) that, unless the Corporation defaults in making payment therefor, any share of Series B-1 Preferred Stock accepted for payment pursuant to the
Change of Control Offer shall cease to accrue dividends after payment therefor on the Change of Control Payment Date;

          (v) that holders electing to have any shares of Series B-1 Preferred
Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Series B-1 Preferred
Stock, properly endorsed for transfer, together with such other customary documents as the Corporation and the Transfer Agent may reasonably request to the Transfer Agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

          (vi) that holders will be entitled to withdraw their election if the
Corporation receives, not later than five business days prior to the Change of
Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series B-1 Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing its election to have such shares of Series B-1 Preferred Stock purchased;

          (vii) that holders who tender only a portion of the shares of Series
B-1 Preferred Stock represented by a certificate delivered will, upon purchase of the shares tendered, be issued a new certificate representing the unpurchased shares of Series B-1 Preferred Stock; and

                                       15

          (viii) the circumstances and relevant facts regarding such Change of
Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

     (f) The Corporation will comply with any tender offer rules under the
Exchange Act which may then be applicable in connection with any offer made by the Corporation to repurchase the shares of Series B-1 Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions hereof, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation hereunder by virtue thereof.

     (g) On the Change of Control Payment Date, subject in the case of a
Consensual Change of Control to the consummation of the Consensual Change of
Control (if the Corporation has so conditioned its Change of Control Offer), the
Corporation shall (A) accept for payment the shares of Series B-1 Preferred
Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the purchase price therefor, at the option of the
Corporation, in cash or Acceptable Stock as provided in paragraph (b) above and
(C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Corporation defaults in the payment for the shares of Series
B-1 Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Series B-1 Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control
Payment Date.

     (h) To accept the Change of Control Offer, the holder of a share of Series
B-1 Preferred Stock shall deliver, prior to the close of business on the Change of Control Payment Date, written notice to the Corporation (or an agent designated by the Corporation for such purpose) of such holder's acceptance, together with certificates evidencing the shares of Series B-1 Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

     6. Put/Call.

     (a) At any time on or after the seventh anniversary of the Original Date of
Issue (the "Put/Call Date"), (x) the holders of a majority of the shares of
Series B-1 Preferred Stock then outstanding may, by written notice to the
Corporation (the "Put Notice"), require the Corporation to purchase all of the outstanding shares of Series B-1 Preferred Stock (the "Put Right") and (y) the
Corporation may, by written notice to each holder of Series B-1 Preferred Stock, elect to purchase all of the outstanding shares of Series B-1 Preferred Stock
(the "Call Right"). If either the Put Right or the Call Right is exercised, the consideration per share payable by the Corporation for the shares of Series B-1
Preferred Stock (the "Put/Call Consideration") shall be, at the option of the
Corporation, either:

          (i)  payable in cash in an amount equal to the Accrued Value as of the
               Put/Call Purchase Date (treating such date as a Dividend Accrual
               Date for purposes of calculating the Accrued Value on such date);
               or

                                       16

          (ii) payable through the issuance of the number of shares of Common
               Stock equal to (A) if the Market Price per share for the Common
               Stock as of the Put/Call Purchase Date is at or above the
               Conversion Price, (x) the Accrued Value as of the Put/Call
               Purchase Date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date) divided by (y) the Market Price per share of the Common Stock as of the
               Put/Call Purchase Date or (B) if the Market Price per share for the Common Stock as of the Put/Call Purchase Date is below the
               Conversion Price, (x) the Accrued Value as of the Put/Call
               Purchase Date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued Value on such date), divided by (y) the Market Price per share of the Common Stock as of the
               Put/Call Purchase Date, divided by (z) 0.95.

     (b) If the Corporation shall elect to exercise its Call Right, or if the
Corporation shall receive a Put Notice, the Corporation shall promptly give notice to each holder of record of Series B-1 Preferred Stock; provided, that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the purchase of any share of Series B-1
Preferred Stock to be purchased except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice (the "Put/Call Corporation Notice") shall state: (i)
the date of purchase (the "Put/Call Purchase Date"), which shall be no earlier than 30 days from the date of the Put/Call Corporation Notice and no later than
45 days from the date of the Put Notice, if one has been given; (ii) the form and amount of the Put/Call Consideration; (iii) the place or places where certificates for such shares are to be surrendered for payment of the Put/Call
Consideration; and (iv) that dividends on the shares to be purchased will cease to accrue on the Put/Call Purchase Date.

     (c) The Put/Call Corporation Notice having been mailed as aforesaid, from and after the Put/Call Purchase Date (unless default shall be made by the
Corporation in providing for the payment of the Put/Call Consideration on such date), dividends on the shares of Series B-1 Preferred Stock shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation
(except the right to receive from the Corporation the Put/Call Consideration)
shall cease. Upon surrender in accordance with said notice of the certificates for any shares so purchased (properly endorsed or assigned for transfer, if the
Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be purchased by the Corporation for the Put/Call
Consideration.

     (d) Notwithstanding the foregoing, if any or all of the Put/Call
Consideration is to be in the form of Common Stock and the Conversion Cap prohibits the issuance of the number of shares of Common Stock otherwise required by paragraph 6(a)(ii) above, then, in lieu of any such shares of Common
Stock which may not be issued due to the Conversion Cap, the Corporation shall pay the corresponding portion of the Put/Call Consideration in cash. If, as a result of the foregoing, the Corporation is required to include both cash and
Common Stock in the Put/Call Consideration, then each holder of Series B-1
Preferred Stock shall receive shares and cash ratably in accordance with the number of shares of Series B-1 Preferred Stock held by such holder.

                                       17

     (e) For the avoidance of doubt, nothing in this paragraph 6 shall restrict the right of the holders of Series B-1 Preferred Stock to convert their shares of Series B-1 Preferred Stock into shares of Common Stock prior to such holder's acceptance of the Put/Call Consideration on the Put/Call Purchase Date.

     7. Voting Rights.

     (a) Each holder of Series B-1 Preferred Stock shall be entitled to vote on or give or withhold consent with respect to all matters submitted to the stockholders of the Corporation for a vote or action by written consent and shall be entitled to that number of votes equal to the lesser of (i) the number of shares of Common Stock into which such holder's shares of Series B-1
Preferred Stock could be converted pursuant to the provisions of paragraph 4 hereof or (ii) the product of (A) the number of shares of Common Stock into which all outstanding shares of Series B-1 Preferred Stock could be converted pursuant to the provisions of paragraph 4 hereof if the Conversion Price on the
Original Date of Issue were equal to the Daily Price on the day immediately prior to the Original Date of Issue and (B) a fraction, the numerator of which is equal to the number of shares of Series B-1 Preferred Stock held by such holder, and the denominator of which is equal to the number of shares of Series
B-1 Preferred Stock then outstanding, in each case on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited; provided, that nothing contained herein shall in any way affect or restrict the rights of any holder to vote shares of any other series of capital stock of the Corporation held by such holder;
provided, further, that the holders of the Series B-1 Preferred Stock will not be entitled to vote or give or withhold consent in writing pursuant to this subparagraph (a) in connection with the election or removal of directors to the extent the holders of the Series B-1 Preferred Stock are then represented by one or more Series B Directors elected in accordance with subparagraph (c) below.
Except as otherwise expressly provided herein or as required by law, the holders of shares of Series B-1 Preferred Stock and Common Stock shall vote together as a single class on all matters.

     (b) In addition, so long as any of the Series B-1 Preferred Stock is outstanding, the affirmative vote of the holders of (x) 66 2/3% of the outstanding shares of Series B-1 Preferred Stock, voting together as a single class, shall be necessary to alter or change the preferences, rights or powers of the Series B-1 Preferred Stock, and (y) a majority of the outstanding shares of Series B-1 Preferred Stock, voting together as a single class, shall be necessary to: (i) increase or decrease the authorized number of shares of Series
B-1 Preferred Stock, (ii) amend, alter, repeal or waive any provision of the
Corporation's articles of incorporation (including any certificate of designation or articles of amendment and whether by amendment, merger or otherwise) or by-laws so as to adversely affect the preferences, rights or powers of the Series B-1 Preferred Stock, including, without limitation, the voting powers, dividend rights and liquidation preference of the Series B-1
Preferred Stock, or change the Series B-1 Preferred Stock into any other securities (other than as required by paragraph 4(i)), cash or other property, or (iii) issue any additional Series B-1 Preferred Stock (other than upon conversion of Series B-2 Preferred Stock) or create, authorize or issue any capital stock that ranks prior to or pari passu with (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) the Series
B-1 Preferred

                                       18

Stock (other than Series B-2 Preferred Stock, Series C-1 Preferred Stock and
Series C-2 Preferred Stock).

     (c) In addition, the holders of the Series B-1 Preferred Stock, voting or consenting, as the case may be, separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of
Series B-1 Preferred Stock entitled to one vote, shall by majority vote be entitled to elect directors to the Corporation's Board of Directors (each a
"Series B Director") as follows:

          (i) Until Shareholder Approval is obtained, from and after the
          Original Date of Issue and so long as the Series B-1 Voting Power equals or exceeds the Pre-Shareholder Approval Minimum, the holders of the Series B-1 Preferred Stock shall be entitled to elect one director to serve on the Corporation's Board of Directors until such director's successor is duly elected by the holders of the Series B-1 Preferred
          Stock or such director is removed from office by the holders of the
          Series B-1 Preferred Stock.

          (ii) If Shareholder Approval is obtained, for so long as the Series
          B-1 Voting Power equals or exceeds the Post-Shareholder Approval Two
          Director Minimum, the holders of the Series B-1 Preferred Stock shall be entitled to elect two directors to serve on the Corporation's Board of Directors until such directors' successors are duly elected by the holders of the Series B-1 Preferred Stock or such directors are removed from office by the holders of the Series B-1 Preferred Stock.

          (iii) If Shareholder Approval is obtained, for so long as the Series
          B-1 Voting Power equals or exceeds the Post-Shareholder Approval One
          Director Minimum but is less than the Post-Shareholder Approval Two
          Director Minimum, the holders of the Series B-1 Preferred Stock shall be entitled to elect one director to serve on the Corporation's Board of Directors until such director's successor is duly elected by the holders of the Series B-1 Preferred Stock or such director is removed from office by the holders of the Series B-1 Preferred Stock.

So long as the holders of the Series B-1 Preferred Stock are entitled to elect any directors under this paragraph 7(c):

               (A) the Board of Directors of the Corporation shall at all times consist of seven directors;

               (B) the holders of the Series B-1 Preferred Stock shall be entitled to elect the number of directors indicated in subsections (i)
          through (iii) above, as applicable, at any annual meeting of stockholders (or special meeting held in place thereof);

               (C) if the holders of the Series B-1 Preferred Stock for any reason fail to elect a person to fill any directorship to which they are otherwise entitled under this paragraph 7(c), such directorship shall remain vacant until such time as the holders of the Series B-1
          Preferred Stock elect a director to fill such directorship and such directorship shall not be

                                       19

          filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders; and

               (D) any vacancy occurring because of the death, disability, resignation or removal of a director elected by the holders of the
          Series B-1 Preferred Stock shall be filled by the vote or consent of the holders of the Series B-1 Preferred Stock.

     8. Miscellaneous.

     (a) Upon any conversion or exchange of shares of Series B-1 Preferred Stock pursuant to Section 4, 5 or 6 hereof (each such conversion or exchange, a
"Series B-1 Conversion or Exchange") into or for shares of Common Stock or
Acceptable Stock ("Conversion or Exchange Securities"), prior to the delivery of such Conversion or Exchange Securities, the Corporation and/or any other Person issuing such Conversion or Exchange Securities shall (i) comply with all statutes, rules and regulations applicable thereto at that time, including any and all regulations of the principal trading market on which such Conversion or
Exchange Securities are then trading, including, if necessary, any shareholder approval requirement under NASD Rule 4350(i), as it may be amended from time to time, taking into account the Conversion Cap provided in Section 4, 5 and 6,
(ii) take all necessary action to assure that any such Conversion or Exchange
Securities will, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens, pledges and other security interests (other than caused by the holder), and not subject to any preemptive rights, and (iii)
pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of such Conversion or Exchange Securities, provided, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or deliver of such
Conversion or Exchange Securities in a name other than that of the holder of the
Series B-1 Preferred Stock.

     (b) Any fractional share interests payable upon any Series B-1 Conversion or Exchange shall not be paid in Conversion or Exchange Securities but shall instead be paid in cash in an amount equal to such fractional interest multiplied by the Market Price per share of the Conversion or Exchange
Securities to be delivered as of the date of such Series B-1 Conversion or
Exchange.

     (c) Notwithstanding anything to the contrary herein contained, if in connection with any Series B-1 Conversion or Exchange, the amount of Conversion or Exchange Securities to be received by one or more holders of the Series B-1
Preferred Stock (each, an "Affected Holder") would result in such Series B-1
Conversion or Exchange being subject to the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and the rules promulgated thereunder, or any successor thereto (the "HSR Act"), then compliance with the HSR Act shall be a condition precedent to the consummation of such Series B-1 Conversion or
Exchange. The provisions of this paragraph 8(c) shall in no way limit the obligation of the Corporation to otherwise comply with the provisions of
Sections 5 and 6 hereof.

     (d) Each holder of Series B-1 Preferred Stock hereby agrees, by acceptance of its shares of Series B-1 Preferred Stock, to use its commercially reasonable efforts to make all

                                       20

filings required by the HSR Act and comply with all other provisions of the HSR
Act as promptly as practicable to the extent necessary in connection with any
Series B-1 Conversion or Exchange or as provided in subparagraph (e).

     (e) If the Corporation shall have received notice from one or more holders of Series B-1 Preferred Stock within 10 business days after receipt by the holders of the Series B-1 Preferred Stock of any Change of Control Notice
relating to a Consensual Change of Control to the effect that (A) such holder would be an Affected Holder if such holder were to elect to either (x) convert its shares of Series B-1 Preferred Stock into Common Stock pursuant to Section
4(a) at such time or (y) accept the Change of Control Offer to which such Change of Control Notice relates and (B) such holder reasonably expects to either convert its shares of Series B-1 Preferred Stock in connection with such Change of Control or accept Conversion or Exchange Securities in connection with its acceptance of such Change of Control Offer, the Corporation shall not consummate such Consensual Change of Control unless there shall have occurred the expiration or earlier termination of the waiting period under the HSR Act with respect to the acquisition of such Conversion or Exchange Securities by each such Affected Holder.

     (f) Notwithstanding anything to the contrary contained above, the provisions of Section 8(e) shall not prevent or delay any Consensual Change of
Control (A) for a period of more than 60 days from the date that the Change of
Control Notice related thereto is received by the holders of the Series B-1
Preferred Stock or (B) if, prior to such Consensual Change of Control, adequate provision shall have been made (pursuant to an amendment to the certificate or articles of incorporation of the issuer of the Conversion or Exchange
Securities) to prevent (to the extent necessary to allow each Affected Holder to acquire the Conversion or Exchange Securities it proposes to acquire without a resulting violation of the HSR Act) each Affected Holder from voting the
Conversion or Exchange Securities to be issued to it in connection with such
Consensual Change of Control at all times prior to such Affected Holder's compliance with the requirements of the HSR Act (the adequacy of such provision to be determined by mutual agreement of the Corporation and each Affected
Holder).

     (g) Reacquired Shares. Any shares of Series B-1 Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by an amendment or amendments of the Corporation's articles of incorporation adopted by the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     (h) Notices. (i) All notices, requests, demands and other communications to the Corporation hereunder shall be in writing and shall be delivered personally, sent by facsimile or sent by certified mail (return receipt requested) or by express mail or overnight courier, addressed to the President of the Corporation at the Corporation's principal executive offices.

          (ii) All notices, requests, demands and other communications to the holders of Series B-1 Preferred Stock hereunder shall be in writing and shall be delivered personally, sent by facsimile or sent by certified mail (return receipt requested) or by express mail or overnight

                                       21

courier, addressed to each holder of record at such holder's address appearing on the stock transfer register of the Corporation.

          (iii) Such notices, requests, demands and other communications shall be deemed given or delivered (A) three business days following sending by registered or certified mail, postage prepaid, (B) upon delivery by express mail or overnight courier, (C) when sent, if sent by facsimile (but only if such facsimile is actually received) or (D) when delivered, if delivered by hand.

     9. Definitions. The following terms, as used herein, shall have the following meanings:

     "Acceptable Stock" means the Common Stock or, in connection with a
Consensual Change of Control, the common stock of another publicly-traded corporation so long as (x) such common stock is listed on the New York Stock
Exchange or American Stock Exchange or quoted on the Nasdaq National Market and
(y) the issuance of such stock or the transfer or exchange thereof is pursuant to an effective registration statement in accordance with the Securities Act.

     "Accrued Value" equals, with respect to one share of Series B-1 Preferred
Stock on any date, $1,000 (or, in the case of any share issued upon conversion of any Series B-2 Preferred Stock, the amount determined in accordance with 4(a)
of the Certificate of Designation for the Series B-2 Preferred Stock) plus the amount of all dividends added to the Accrued Value in accordance with paragraph
2(a) or subtracted from the Accrued Value in accordance with paragraph 4(a)(ii)
(which aggregate amount shall be subject to adjustment whenever there shall occur a stock split, combination, re-classification or other similar event involving the Series B-1 Preferred Stock).

     "Change of Control" means a Consensual Change of Control or a
Non-Consensual Change of Control.

     "Common Stock Voting Power" means the aggregate number of votes to which the holders of Common Stock outstanding on the date immediately prior to the
Original Date of Issue are entitled with respect to all matters submitted to the stockholders of the Corporation for vote or action (subject to proportional adjustment for any stock split, stock dividend, recapitalization, reverse stock split or other similar event with respect to the Common Stock).

     "Consensual Change of Control" means: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole to any "person"
(as such term is used in Section 13(d)(3) of the Exchange Act) other than to a wholly-owned subsidiary of the Corporation or (ii) the consummation of any transaction approved by the Board of Directors of the Corporation (including any merger or consolidation) the result of which is that any "person" (as defined above), becomes the beneficial owner (as determined in accordance with Rules
13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to

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acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Corporation; provided, however, that "person" as used in clauses (i) and
(ii) shall not include any Purchaser (as defined in the Purchase Agreement).

     "Change of Control Amount" means, with respect to one share of Series B-1
Preferred Stock, 101% of the Accrued Value on the Change of Control Payment Date
(treating such date as a Dividend Accrual Date for purposes of calculating the
Accrued Value on such date); provided, that if the Change of Control occurs prior to the third anniversary of the Original Date of Issue, the Change of
Control Amount shall be calculated assuming the Change of Control had occurred on the third anniversary of the Original Date of Issue (and assuming that no dividends had been paid in cash or converted into Series B-2 Preferred Stock with respect to such share from the actual date of the Change of Control through the third anniversary of the Original Date of Issue).

     "Continuing Directors" means individuals who constituted the Board of
Directors of the Corporation on the Original Date of Issue after giving effect to the issuance of the Series B-1 Preferred Stock (the "Incumbent Directors");
provided, that any individual becoming a director during any year shall be considered to be an Incumbent Director if (i) such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Corporation, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting or (ii) such individual was nominated, appointed or selected by the holders of Series B-1 Preferred
Stock or nominated, appointed or selected in accordance with Section 6.02 of the
Purchase Agreement.

     "Conversion Price" means $8.32, subject to adjustment from time to time as provided in paragraph 4.

     "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Liquidation Value" on any date means, with respect to one share of Series
B-1 Preferred Stock, the greater of (i) the Accrued Value on such date (treating such date as a Dividend Accrual Date for purposes of calculating the Accrued
Value on such date) and (ii) the amount that would have been payable in connection with such Liquidation Event on the number of shares of Common Stock into which a share of Series B-1 Preferred Stock was convertible on such date
(without regard to any Conversion Cap then in effect).

     "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the closing price on the NASDAQ System, or, if on any day such security is not quoted

                                       23

in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National
Quotation Bureau, Incorporated, or any similar successor organization (such price, with respect to any particular day, the "Daily Price"), in each such case averaged over a period of 21 business days consisting of the day as of which
"Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market
Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series B-1 Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series B-1 Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

     "Non-Consensual Change of Control" means: (i) the consummation of any transaction the result of which is that any "person" (as such term is used in
Section 13(d)(3) of the Exchange Act), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Corporation without the approval of the
Board of Directors of the Corporation or (ii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; provided, however, that "person" as used in clause (i) shall not include any Purchaser (as defined in the Purchase Agreement).

     "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

     "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

     "Pre-Shareholder Approval Minimum" means the number that equals 1/7th of the Series B-1 Preferred Voting Power plus the Common Stock Voting Power.

     "Post-Shareholder Approval One Director Minimum" means the number that equals 1/7th of the Series B-1 Preferred Voting Power plus the Common Stock
Voting Power.

     "Post-Shareholder Approval Two Director Minimum" means the number that equals 2/7ths of the Series B-1 Preferred Voting Power plus the Common Stock
Voting Power.

     "Purchase Agreement" means the Securities Purchase Agreement dated as of the Original Date of Issue among the Corporation, Welsh, Carson, Anderson &
Stowe IX, L.P. and the other purchasers named therein.

     "Securities Act" means the Securities Act of 1933, as amended.

                                       24

     "Series B-1 Preferred Voting Power" means the aggregate number of votes to which the holders of the outstanding Series B-1 Preferred Stock are entitled pursuant to paragraph 7(a).

     "Shareholder Approval" means the approval of requisite holders of the
Common Stock with respect to each of the following: (1) the removal of the
Conversion Cap contemplated in paragraph 4(a)(ii) hereof, (2) the automatic conversion of the Series B-2 Preferred Stock into Series B-1 Preferred Stock pursuant to the certificate of designation for the Series B-2 Preferred Stock,
(3) the automatic conversion of the Series C-2 Preferred Stock, if any, into
Series C-1 Preferred Stock pursuant to the certificate of designation for the
Series C-2 Preferred Stock, and (4) the rights of the holders of the Series B-1
Preferred Stock to elect directors to the Board of Directors of the Corporation as described in paragraphs 7(c)(ii) and 7(c)(iii).

     "Transfer Agent" means the transfer agent for the Series B-1 Preferred
Stock appointed by the Corporation, and if none is appointed, the Corporation.

     "Voting Securities" means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation; provided, that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

     "Warrant Shares" means the shares of Common Stock from time to time issued upon the exercise of the Initial Warrants (as defined in the Purchase
Agreement).

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